AgiiPlus Investor Presentation November 2022 Issuer Free Writing Prospectus Dated November 25 th , 2022 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus Dated November 7 th , 2022 Registration No. 333 - 267461

This free writing prospectus relates to the proposed initial public offering of 8 , 700 , 000 Class A ordinary shares (the "Class A ordinary shares") of AgiiPlus Inc . (the “Company”, "we," "us", or "our") and should be read together with the Registration Statement we filed with the U . S . Securities and Exchange Commission (the "SEC") for the offering to which this presentation relates and may be accessed through the following web link : https : //www . sec . gov/Archives/edgar/data/ 1932470 / 000121390022069578 /ff 12022 a 1 _agiiplusinc . htm The Registration Statement has not yet become effective . Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the offering . You may get these documents for free by visiting EDGAR on the SEC website at http : //www . sec . gov . Alternatively, we or our underwriter will arrange to send you the prospectus if you contact US Tiger Securities, Inc . at tony . tian@ustigersecurities . com or contact AgiiPlus Inc . via email at : ir @agiiplus . com . Free Writing Prospectus Statement 2

Free Writing Prospectus Statement (Cont’d) 3 Forward - Looking Statements This Presentation contains certain forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended (the “Securities Act”) and Section 21 E of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) and also contains certain forecasts and projections . All statements other than statements of historical fact contained in this Presentation, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of the Company, market size and growth opportunities, competitive position and technological and market trends, are forward - looking statements . Some of these forward - looking statements can be identified by the use of forward - looking words, including “anticipate,” “aim,” “expect,” “”believe,” “propose,” “is/are likely to,” suggests,” “plan,” “believe,” “intend,” “estimate,” “target,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “continue” or other similar expressions . All forward - looking statements are based upon current estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this Presentation, and are therefore subject to a number of factors, risks and uncertainties, some of which are not currently known to us . You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the registration statement on Form F - 1 of the Company filed with the SEC, and other documents filed from time to time with the SEC . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . Factors that could cause actual results to differ from those discussed in the forward looking statements include, but are not limited to, our goals and strategies ; our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time ; our future business development, financial condition and results of operations ; expected changes in our revenues, costs or expenditures ; our dividend policy ; our expectations regarding the workspace refurbishment period, lease - up period, and stabilized occupancy rate, rental and other service income ; our expectations regarding demand for and market acceptance of our products, services and pricing ; our expectations regarding our relationships with our clients, business partners and third - parties ; the trends in, expected growth in and market size of the work solution industry and the flexible workspace industry in China, Singapore, and globally ; our ability to maintain and enhance our market position ; our ability to continue to develop new technologies and/or upgrade our existing technologies ; developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations ; relevant governmental policies and regulations relating to our businesses and industry ; competitive environment, competitive landscape and potential competitor behavior in our industry ; overall industry outlook in our industry ; our ability to attract, train and retain executives and other employees ; developments in, or changes to our employee share incentive plans ; the expected outcome or impact of pending or threatened litigations against us ; our proposed use of proceeds from this offering ; the development of the global financial and capital markets ; fluctuations in inflation, interest rates and foreign exchange rates ; general business, political, social and economic conditions in China, Singapore and other overseas markets we have business ; the future development of the COVID - 19 pandemic and its impact on our business and industry ; and assumptions underlying or related to any of the foregoing . This presentation contains data related to the work solutions industry in the People’s Republic of China (“China” or the “PRC”) derived from an industry report dated November 2021 which we commissioned Frost & Sullivan (Beijing) Inc . , Shanghai Branch Co . (“Frost & Sullivan”), a third - party independent research firm to prepare . We refer to this report as the Frost & Sullivan Report . This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable . The work solutions industry may not grow at the rate projected by industry data, or at all . The failure of the industry as anticipated is likely to have a material adverse effect on our business and the market price of our Class A ordinary shares . In addition, the rapid changing nature of the work solutions industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties . Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may vary, and are likely to, differ from the projections based on these assumptions . All the third - party trademarks, names, and other information that appeared in this presentation are used for information and comparison only and do not mean that we have been given authorization to use such information . All forward - looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the risk factors aforementioned . These forward - looking statements speak as of the date hereof . Other than as required under the securities laws, and regulations and rules, the Company and any of the irrespective affiliates does not assume a duty to update these forward - looking statements to reflect future events or circumstances .

4 Summary Terms of Offering Issuer (“Ticker”) AgiiPlus Inc. (“AGII”) Security Class A ordinary shares Offering Size 8,700,000 Class A ordinary shares (or 10,005,000 Class A ordinary shares if over - allotment option exercised in full) Ordinary Shares prior to the Offering 81,579,932 ordinary shares Offering Price US$4.00 to US$5.00 per share Underwriter US Tiger Securities, Inc. Use of Proceeds • 25% to 30% for enhancing our technology capability • 55% to 60% for business expansion (including organic growth of our geographic coverage, and mergers and acquisitions opportunities) • 10% to 20% for other operating purposes All terms stated here are proposed terms. See offering documents for further risks and disclosures. Investments may be specul ati ve, liquid and there is a risk of loss.

Our Vision T o build the future of work and to connect businesses with technology , data , service s, workspace , and more.

We Are a Fast - Growing Integrated Work Solution s Provider Who We Are What We Offer • Founded in 2016 and located in China and Singapore, AgiiPlus offers integrated working solutions including a digital office marketplace, renovation, maintenance & smart building solutions , and high - quality flexible workspaces • AgiiPlus has established an innovative business model called S²aaS - Space & Software a s a Solution which combines “Software a s a Service” and “Space a s a Service” • AgiiPlus has achieved a rapid revenue growth with 125% CAGR from 2016 to 2021. Despite the impact of COVID - 19 lockdowns, AgiiPlus’ revenues in H1 2022 have grown steadily by 28.2% on a year - over - year basis • As of June 30, 2022 , AgiiPlus maintained a network of 65 workspaces in China and Singapore, with more than 370 ,000 digitally registered members and managed area of more than 830,000 ㎡ by CHIPS system Source: Company information as of June 30, 2022 See offering documents for further risks and disclosures. Investments may be speculative, liquid and there is a risk of loss. Pa st performance is not indicative of future results. Technology Platform for the Future of Work Smart Building Solutions Physical Flexible Workspace Brokerage & Enterprise Services AgiiPlus Tra d i t i o n al Office Operator C o - w ork i n g Space Company Real Estate Services Company Space Ren o vat i o n Company Digital Office Search C o m pany Smart Building Solution Asset T r ans f o rmat ion & Maintenance SaaS Platforms with Online Customers Dynamic Flexible Office Space Brokerage and Enterprise Services 6

80% Occupancy Rate for Mature Workspace (4) Our Company at Glance (1) 7 65 Physical workspaces in 7 key cities in China and Singapore (2), (3) 830,000+ sqm Area Managed by CHIPS (7) increased 10.6% from 2021 year end 38,000+ Enterprise Customers increased 8.5% from 2021 year end (5) 51 ,000+ Daily Intelligent Pass Foot Traffic (6) US$ 69 mm Revenue s in 20 21 (9) 125% 2016 - 2021 Revenue CAGR (10) US$ 38 mm Revenue s in H1 2022 (11) 2 8 % H1 20 21 - H1 2022 YoY Revenue Growth 370 ,000+ Registered Online Members (8) increased 17.0% from 2021 year end Notes: (1) All operational statistics are dated on June 30, 2022 (2) Represents the total number of workspaces in operation and workspaces in the pre - opening stage (3) The cities are Shanghai, Beijing, Nanjing, Suzhou, Xiong’an , Jinan in China, and Singapore (4) Mature workspaces refer to workspaces that have been operating for more than one year. Occupancy rate in June 2022. (5) Data sourced from CHIPS system and Distrii app as of June 30, 2022. (6) Data sourced from CHIPS system as of June 30, 2022. (7) Data sourced from CHIPS system as of June 30, 2022. The managed area includes Distrii workspaces and other office buildings operated by CHIPS system. (8) Data sourced from MaxCRM and BSS system as of June 30, 2022. (9) Data sourced from 2021 audited financial report under US GAAP. Use convenience rate at USD/CNY = 6.6981 as of June 30 202 2 (10) Financial data from 2016 to 2018 are compliant to PRC GAAP, and financial data from 2019 and 2020 are compliant to US GA AP (11) Data sourced from H1 2022 financial report under US GAAP

Historical Financials (1) 20 16 – 202 1 (2) Historical Revenue and Growth Rate Operating Cashflows Positive Since 2020 8 Note: (1) Use convenience rate at USD/CNY = 6.6981 as of June 30, 2022 (2) The financial data from 2016 to 2018 are compliant to PRC GAAP and financial data of 2019 and 2021 are compliant to US GA AP. . See offering documents for further risks and disclosures. Investments may be speculative, liquid and there is a risk of loss. Pa st performance is not indicative of future results. 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 80.0 2016 2017 2018 2019 2020 2021 Annual Revenues -8 -6 -4 -2 0 2 4 6 8 10 12 2016 2017 2018 2019 2020 2021 Annual Operating Cashflows 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 H1 2021 H1 2022 H1 Revenues 0.0 1.0 2.0 3.0 4.0 5.0 6.0 H1 2021 H1 2022 H1 Operating Cashflows From 2016 to 2021, CAGR of annual total revenues is 125% H1 2022 YoY revenue growth rate is 28.2% despite the COVID - 19 lockdown impact Positive operating cashflows since 2020 H1 2022 operating cashflows grew by 40.5% YoY despite the COVID - 19 lockdown impact Half Year Revenue and Growth Rate Half Year Operating Cashflows (USD, million) (USD, million) (USD, million) (USD, million)

Company Milestones

AGii+ AgiiPlus Group

- AgiiPlus is one of the fastest-growing work solutions providers in China and Singapore (1)
- Built up a comprehensive business structure to close the loop of the whole value chain of working solutions

2016

- Launched the 1st Distrii workspace in Shanghai
- Secured angel-round investment from Huazhu Group

DISTRii 办伴

2017



- Initiated "Smart Building" business unit
- Expanded network to Northern China market
- Raised Pre-A & A round fundraising led by City Developments Limited

2018

- Launched Spacii to introduce PropTech, Renovation, Maintenance and Smart Building Solutions
- Expanded network to Singapore market

SPACii 堂堂加智造

2019



- Started "asset-light management model"
- Established professional team offering value-added enterprise services

2020

- Launched Tangtang, a SaaS-based office marketplace, and digital service platform
- Operating cashflows turned positive despite the COVID-19 pandemic impact

TANGTANG 堂堂办公

2021


敏捷 · 蜕变
AGii+

- Rebranded as AgiiPlus Group
- Explore public listing on the U.S. stock market

2022

- Continuing national network expansion and growth across APAC region



Note: (1) Based on Frost and Sullivan Market Research (as of November 2021)
See offering documents for further risks and disclosures. Investments may be speculative, liquid and there is a risk of loss. Past performance is not indicative of future results.

9

10 01 Investment Highlights 02 Company Overview 03 Market Opportunity 04 Growth Strategy Agenda

Investment Highlights 11 01

Key Investment Highlights 5 2 4 3 1 Large Addressable Market with High Post - pandemic Demand Evolving and Comprehensive Work Solutions One - Stop Solution Capability and Customer Integration Visionary Team with Deep Industry Experience and Acumen Technology - driven Digital Platforms 12

Key Statistics About the Rise of Flexible Workspace s in China Flexible Workspaces Attract More Attention after the Pandemic Market Size (1) 2020 2025E Work So l u t io n s Industry US$ 1 17 billion US$ 2 0 0 billion CAGR: +11 . 3 % Flexible W or k s pace Industry US$ 4 .8 billion US$ 1 7.9 billion CAGR: +30 . 1 % Smart Bui l d in g I n du s try US$ 9 .6 billion US$ 2 9.9 billion CAGR: + 2 5. 5 % Traditional Workspaces Individual Spaces Collab Spaces Social Support Reduced Footprint I n di vi d u al Spaces Collab Spaces S o c ial Support Flexible Workspaces Companies see the value of flexible workspaces to their long - term real estate strateg ies Occupiers said the flexible workspaces will play a significant role in their long - term real estate strateg ies 37% Occupiers said the pandemic will cause them to increase their demand of flexible workspaces 58% Most companies are looking to increase their use of flexible work space s Effi c ie n c y Cost Effectiveness Strong Connection Vibrant Community Stickiness Moneti z ation Large Addressable Market with High Demand Following the COVID - 19 Pandemic 13 Sources: Frost and Sullivan Market Research (as of November 2021), CBRE – 2021 APAC Flexible Office Market Overview Note: (1) Use exchange rate at USD/CNY = 6.38 (as of November 2021) See offering documents for further risks and disclosures. Investments may be speculative, liquid and there is a risk of loss. Pa st performance is not indicative of future results.

Evolving and Comprehensive Work Solutions

AgiiPlus Group

Online

TANGTANG 堂堂办公	SPACii 堂堂加智造	DISTRii 办伴
Office Marketplace & SaaS-Based Platform	**Office PropTech & Smart Building Solution**	**Office Automation App & BSS (1)**







Offline

- Office brokerage & leasing
- Self-operated enterprise services
- Leasing management

- Smart building solutions
- Office customizations
- Renovations
- Consulting services
- Property maintenance

- Office and workspace rental services
- Facilities such as meeting rooms and event spaces
- Equipment and general operational services

Note: (1) BSS (Business Supporting System) is an intelligent operation management system based on Internet of Things (IoT) technology.

14

One-Stop Solution Capability and Customer Integration

AgiiPlus Group

Integration of its three business segments enables AgiiPlus to offer comprehensive, one-stop solutions to customers. AgiiPlus' ecosystem allows customers to easily find a variety of solutions to meet their business needs, making them more likely to stay within AgiiPlus' ecosystem and become repeat customers. By creating value through its ecosystem, AgiiPlus is able to maintain a large and growing customer base, and offer more value-added services.



Office Searching & Selection
Office Renovation
Marketing & Advertising
Property Management
TANGTANG
堂 堂 办 公
Prospective customers
Customer Base
Prospective customers
SPACii
堂 堂 加 智 造
Human Resources
Conference & Activities
High frequency application via integration of customer base
Company Registration
Finance & Taxation
Existing customers
Office Automation
Offer more value-added services …
Low frequency application in traditional use
DISTRii 办伴

15

Technology-driven Digital Platforms

AgiiPlus Group

AgiiPlus leverages cutting-edge technology and resources with a dedicated R&D team to provide leading PropTech solutions

Integrated Technology Platform

- Smart building management system (CHIPS)
- Operation management system (BSS)
- MaxCRM - Business SaaS tool for brokers
- Tangtang - Office marketplace



Adoption of Cutting-Edge Technologies

- Big Data Platform
- Hybrid Cloud
- AI & IoT Integration
- Image Recognition & Motion Analysis
- Smart Sensor Integration & Edge Computing
- SaaS Architect

16

Visionary Team with Deep Industry Experience and Acumen

AgiiPlus Group



Dr. HU Jing

Founder & CEO

- 20+ years' experience in real estate and smart city industries
- Previously served as Executive Vice President, Chief Architect and Director at Greenland Holdings
- Ph.D. in Architecture, Southeast University
- Executive MBA, China Europe International Business School
- Chartered Architect at the Chartered Institute of Building



DAI Jing

Sophia

CFO

- Expertise in global investment, asset management, finance and PropTech PE
- Previously served as Head of Strategic Investment and Senior Vice President at City Developments Limited ('CDL')
- Former Deputy CEO of CDL China
- Bachelor's degree in International Finance, Fudan University
- Master's degree, National University of Singapore
- CFA Charterholder



Dr. WU Jiaqing

CTO

- Expertise in smart city technology development
- Previously served as Director of Smart City Services at Greenland Holdings
- Ph.D. in Industrial and Management Systems Engineering, University of Nebraska-Lincoln
- Bachelor's degree in Electronic science and information systems, Nanjing University



YANG Lei

Spacii – GM

- Expertise in space design & construction management
- Previously Assistant General Manager at Greenland Southwest
- Bachelor's degree in Architecture from Tongji University
- Received his degree in Architecture from Technical University of Braunschweig, Germany
- EMBA, Fudan University



CHEN Keming

Distrii – GM

- Expertise in comprehensive operation & marketing
- Previously served as Assistant General Manager of Yunfeng Financial Group
- Bachelor's degree in architecture from Hebei Institute of Building and Technology



NI Yong

Leo

Tangtang - GM

- More than 15 years' experience in marketing and branding
- Previously served as Marketing Director in Hong Kong Tourism Board
- Bachelor of Arts, Shanghai International Studies University

17

Company Overview 18 02

Business Model: Full Spectrum Work Solutions Driven by S²aaS AgiiPlus has established an innovative business model called “S²aaS - Space & Software as a Solution,” which combines “Software as a Service”, or SaaS, and “Space as a Service.” This business model relies on proprietary technology, SaaS - based systems, and high - quality physi cal workspaces to provide customers with integrated work solutions for optimal work efficiency S²aaS = Space & Software as a Solution • Online: Software as a Service Physical Flexible Workspace s Renovation , Maintenance & Smart Building Solutions SaaS - base d Office Marketplace & Digital Service Platform • Offline: Space as a Service 19

One-Stop Solutions for Enterprises Pursuing Higher Work Efficiency

AGii+
AgiiPlus Group

Office Searching

2-5 days

Previous: **1-2 months**

- Massive office network and digital marketplace
- Customer Relationship Management (CRM) tools for brokers

Design & Renovation

3-14 days

Previous: **3-4 months**

- Quick customization with standard prefabricated framework

Moving In

1 day

Previous: **1-2 weeks**

- Office available for check-in from Day 1, fully setup office space

Plug-In Service Setup

1 day

Previous: **1 month**

- Ready plug-in services for on-demand requests

Comparison

BEFORE using AgiiPlus Services

- Investments in decoration and devices
- Traditional design
- Investments in service team
- Long-term leasing contracts

AFTER using AgiiPlus Services

- Integration of online and offline services
- Professional design and execution
- One-stop solutions
- Flexible terms from days to years

Advantages

One-Stop Solutions
Fast and Flexible
Cost Efficient
On-Demand Ready Services

20

Powerful Self - Developed SaaS - Based Digital Systems 21 Tangtang SaaS - based Marketplace CHIPS System SaaS for Smart Building Distrii App BSS (1) SaaS for Members SaaS for Operation CRM Note: (1) BSS (Business Supporting System) is an intelligent operation management system based on IoT technology.

Evolving Comprehensive Solutions Ecosystem 22 Start - up (1 - 10 seats) • Start - up companies • Freelancers • Remote working Early Development (10 - 50 seats) • Small companies in early growth • Office studios Expansion Stage (50 - 500 seats) • Fast - growing companies • Local branch Maturity Stage (>500 seats) • Headquarters • Regional Head Office Co - working & Remote Work • Flexible workstation • Shared meeting room Modular Office • Standard design • Prefabricated customization and decoration Space Design • Independent area • Moderate customization and decoration Building Design • Whole building or multi - floor • Large scale customization and decoration Searching Move - in Basic services Searching Modular Move - in Basic services Extensive services Searching Design Design & Planning Basic services Extensive services Operation + + + + + + + + + Basic services Extensive services + + + Physical Workspaces Types of Clients Solutions Temporary workplace + Distrii workspaces cover economically vibrant regions and aim to provide efficient, cost - effective and reliable workspace s for different kinds of enterprises at different stages

Tangtang: Leasing and Enterprise Service Digital Platform

AgiiPlus Group

Tangtang offers services including leasing flexible workspaces and booking enterprise services. By consolidating information on a large number of office spaces into one single platform, Tangtang connects customers and space providers with each other in an efficient, cost-effective, and reliable way

Enterprises with Workspace Demands

TANGTANG
堂 堂 办 公

Qualified Workspaces Available

Online
Digital Platform & App

Offline
Broker Teams & Service Stations





MAXBOX
堂 堂 企 业 站

Digital Marketplace & SaaS-Based Platform

- High efficiency office searching and enterprise service platform
- Entry for various enterprise software
- MaxCRM system: SaaS for brokers



INTER RING 内环线



MAXBOX

See offering documents for further risks and disclosures. Investments may be speculative, liquid and there is a risk of loss. Past performance is not indicative of future results.

23

Spacii: Renovation, Maintenance & Smart Building Solutions

AgiiPlus Group

Supported by PropTech [(1)] applications (such as artificial intelligence, Internet of Things, cloud technology), Spacii works with property owners and customers to upgrade physical properties and enable highly efficient operations and long-term sustainable performances


Before
After

- Outdated building features
- Overrunning budgets for asset enhancement
- Property management with low efficiency

SPACii 堂堂加智造

Property Transformation & Management Solutions

- Modern design
- PropTech applications
- One-stop solutions
- Enhanced performance with low operation costs


PropTech for Office Building
Intelligent Pass
Fast Maintenance
CHIPS Platform
Prefabricated Renovation
Property Management

830,000+ m²
Area Managed by CHIPS system [(2)]

51,000+
Daily Intelligent Pass Foot Traffic

Notes: (1) PropTech: refers to 'Property Technology'
(2) The managed area includes Distrii workspaces and other office buildings operated by CHIPS system as of June 30, 2022.

See offering documents for further risks and disclosures. Investments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results.

24

72% 81% 75% 87% 85% 80% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2020 2021 H12022 Portfolio Average Mature Distrii: Serving Rapid - Change Enterprises in Achieving Agile Working We offer high - quality, flexible, and productive workspaces that enable enterprises to reduce costs while enhancing work efficiency Features at a Glance 7 Tier - one & Gateway Cities in China and Singapore (1) 6 5 Flexible Workspaces 4 5 , 0 0 0 + Workstations Location Various selections Distributed network Infrastructure Flexible workspace s Fast office renovation Software Office automation Smart equipment Services Plug - in services On - demand availability Distrii: Serving Enterprises in Achieving Flexible Working 25 Sources: Frost and Sullivan Market Research (as of November 2021) Notes: (1) The cities are Shanghai, Beijing, Nanjing, Suzhou, Xiong’an, Jinan in China, and Singapore. (2) Industry average refers to the average rate of 61% in 2020 and 66% in 2021, per Frost & Sullivan. (3) Portfolio average refers to all operating Distrii workspaces as of the respective dates (4) Mature workspaces refer to workspaces that, as of the respective dates, have been operating for more than one year. See offering documents for further risks and disclosures. Investments may be speculative, liquid and there is a risk of loss. Pa st performance is not indicative of future results. Occupancy Rate (3) (4) Our occupancy rates were above industry average of 63.5% as per Frost & Sullivan report (2)

Market Opportunity 26 03

Strong New Economy Performance and Increasing Urbanization

AgiiPlus Group

- According to Frost & Sullivan, the GDP of high value-added industries represents the economic activities with high value-added potential and high aggregation, including emerging industry, new business forms, and new business models, all of which have strong demand for office space and service.
- Driven by the PRC's continuous economic growth, the country's urbanization rate has been growing constantly in recent years. The urbanization rate increased from approximately 56.1% to approximately 63.9% between 2015 and 2020, a CAGR of 2.6%. Along with the expected GDP growth in the coming years, the PRC's urbanization rate is estimated to reach 70.0% in 2025, a CAGR of 1.8% from 2020 to 2025E.

GDP (Tertiary Industry) and GDP (High Value-Added Industries) in China

CAGR	2015–2020	2020–2025E
GDP (Tertiary Industry)	9.6%	7.1%
GDP (High Value-Added Industries)	10.5% (2016-2020)	7.7%



(in RMB trillion)
80
60
40
20
0
35.0
39.1
11.4
43.8
13.0
49.0
14.8
53.5
16.2
55.4
16.9
61.0
18.9
65.3
20.2
69.6
21.6
73.9
23.1
78.2
24.5
2015
2016
2017
2018
2019
2020
2021
2022E
2023E
2024E
2025E

Note: The Earliest Statistical Year for the GDP (High Value-added Industries) is 2016.

Urbanization Rate in China

	2015–2020	2020–2025E
CAGR of Urbanization Rate	2.6%	1.8%



%
80
60
40
20
0
56.1
57.3
58.4
59.5
60.6
63.9
64.7
65.7
67.1
68.6
70.0
2015
2016
2017
2018
2019
2020
2021
2022E
2023E
2024E
2025E

Sources: National Bureau of Statistics, Frost & Sullivan Industry Report (as of November 2021)

27

Frequency of Workplace Changes in Sample Enterprises ( N=300 ) Note: The sample was selected by Frost & Sullivan based on industry characteristics, and the industry distribution of the sample enterprises was relatively dispersed, including most of the industries of the office tenants, and the statistically significant impact of industry differences in the sample enterprises on the overall results was minimized. % Within 3 Years 5 Years and Above 92% - 44% 2017 2020 Companies are Growing Faster: Cycle for Workspace Turnovers • As a result, newly registered market entities will generate greater market demand for workspaces, especially flexible workspa ces , which in turn will accelerate the development of the flexible workspace industry • Between 2017 and 2020, the number of companies with less than three years of workspace turnovers increased by 92%, while the num ber of companies with more than five years of workspace turnovers fell by 44% 28 Number of Newly Registered Market Entities 14.8 16.5 19.2 21.5 21.8 25.0 28.9 32.7 34.8 37.0 39.2 0 5 10 15 20 25 30 35 40 2019 2015 2016 2022E 2017 2018 2021 2020 2023E 2024E 2025E Number of Newly Registered Market Entities CAGR 2015 – 2020 2020 – 2025E 11.1% 9.4% Sources: China National Bureau of Statistics, Frost & Sullivan Industry Report (as of November 2021) (million )

Huge Market Potential in Providing Flexible, Comprehensive Work Solutions • The total market size of the work solution industry in China is expected to reach RMB1,278.2 billion (US$200 billion) in 2025E • The market size of the flexible workspace industry in China has grown from RMB3.2 billion (US$ 0.5 billion ) in 2015 to RMB30.6 billion (US$4.8 billion) in 2020, at a CAGR of 57%, and it is expected to grow further to RMB113.8 billion (US$17. 8 billion) in 2025E Market Size of Flexible Workspace Industry in China Market Size of Smart Building Industry in China Brokerage Services Space Renovation Services Rental Services H ard w are Software 22.5 35.2 65.5 4 2 .8 7 8 .7 1 2 8.9 2015 2020 2025E 1 1 7 3.4 6 7 2.2 2 0 0 6.2 X 1.7 4 X 1.71 (in US$ bn) 8.0 3.4 8. 6 21.9 0.1 1.0 9.6 2015 2020 2025 E 3.5 2 9 .9 X 2.74 X 3.11 (in US$ bn) 3.7 5.1 6.5 8.1 9.7 1 1 .6 1.1 1.8 2.6 3.6 4.8 6.2 2023 E 0.5 2020 2025 E 2015 2021 E 9.1 2022 E 2024 E 0.5 4.8 6.9 1 1 .7 1 4 .5 1 7 . 8 +57.1% CAGR 2015 – 2020 2020 - 2025E Service Revenue 93.6% 42.2% Rental Revenue 51.1% 25.5% +30.0% (in US$ bn) Large Market Potential in Providing Comprehensive Work Solutions Market Size of Work Solution Industry in China 29 Source: Frost and Sullivan Market Research (as of November 2021) Note: Use exchange rate at USD/CNY = 6.38 (as of November 2021)

Growth Strategy 30 04

Expand Business Operations Geographically and Strengthen our Workspace Network • Strategically expand our business operations to additional geographic areas and further strengthen our network • Grow our presence in overseas markets by opening additional spaces in Singapore and other Asian countries through our subsidi ari es Further Develop Technology and Digital Platforms to Enhance Operational Efficiency • Improve the existing proprietary SaaS platforms using data - driven models and artificial intelligence • Design a set of big data analysis tools dedicated to generating actionable insights to improve operational efficiency • Develop technological platforms and tools for purposes of enhancing brand recognition and attracting prospective customers Grow Enterprise Services to Generate Multiple Revenue Streams • Further increase the offerings of enterprise services to our customers through acquiring third - party enterprise service provider s • Cooperate with more reputable third - party service providers to expand and diversify our offerings of high - quality enterprise ser vices or other value - added services to enterprise customers and facilitate our business growth and development Expand Business Scale through Mergers and Acquisition Opportunities • Explore mergers and acquisition opportunities, including acquiring local flexible workspace brands with a strong regional pre sen ce, to strengthen our industry position and expand geographic coverage • Invest in companies specializing in products or services complementary to our business to further integrate and refine our se rvi ces Growth Strategy 31

EV/Revenue 2022E – Comp Multiples 3.9x 3.8 x 4.1 x 6.6 x 11.3 x AgiiPlus Office Operation/Lease Smart Office Smart Real Estate Consulting Enterprise SaaS EV/Revenue 2022E – Comp Multiples Comparable Analysis Blend of weighted average and median of each sector multiples: 4.8x 32 THANK YOU Company Contact Underwriter Contact Sophie Mao , CFA AgiiPlus Inc. Tel: +86(21) 2250 - 2249 Email: ir@agiiplus.com Tony Tian, CFA US Tiger Securities, Inc. Tel:+1 732 910 9692 Email: tony.tian@ustigersecurities.com 5th Floor, Silver Court No. 218 Xizang South Road, Shanghai 200021 People’s Republic of China 27th Floor, 437 Madison Ave New York, NY 10022